Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sensory Science Corporation on Form S-8 of our report dated May 19, 2000, appearing in the Annual Report on Form 10-K of Sensory Science Corporation for the year ended March 31, 2000.


/s/ DELOITTE & TOUCHE LLP


Phoenix, Arizona
December 8, 2000